UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

HEI has entered into revised change-in-control severance agreements with certain of its executive officers, including Constance H. Lau, its Chief Executive Officer, Patricia U. Wong, its Vice President-Administration and Corporate Secretary, and Curtis Y. Harada, its Controller, Acting Financial Vice President, Treasurer and Chief Financial Officer. The agreements provide for certain severance compensation and benefits if the executive’s employment is terminated within two years following a change in control of HEI if the termination is by HEI without cause or by the executive with good reason (as those terms are defined in the agreements).

The agreements are substantially identical, except that the level of benefits provided to Ms. Lau upon a qualifying termination are greater than those provided to Ms. Wong and Mr. Harada. The cash severance, payable in a lump sum, equals a specified multiple of the executive’s salary and bonus (three times in the case of Ms. Lau and one times in the case of Ms. Wong and Mr. Harada). For this purpose, salary is deemed to be the highest salary level during the three-year period before termination, and the bonus amount is deemed to be the executive’s target bonus for the year of termination or, if higher, the actual bonus in either of the two preceding years. The agreements also provide for continued welfare and fringe benefits for the number of years equal to the applicable severance multiple, the acceleration of vesting and lapsing of restrictions on equity incentive awards, imputed retirement plan credits and retiree welfare benefit eligibility service for the number of years equal to the applicable severance multiple, a payment in respect of any pending annual or long-term bonus cycle, and outplacement assistance. However, the amount of compensation and benefits may not exceed the amount that would give rise to a “golden parachute” excise tax.

The former agreements provided cash severance for all three executives in an amount equal to 2.99 times their five-year historical W-2 compensation average, together with certain other benefits, but in any event limited to an amount that would not trigger golden parachute excise taxes. Additional changes were made to conform the new agreements to section 409A of the Internal Revenue Code and otherwise as deemed appropriate.

The agreements are conditioned upon the execution of a standard release of claims. The agreements run for an initial term of two years and, absent 90 days’ notice from HEI or the executive, extend automatically for an additional year upon each anniversary of the agreement.

The foregoing summary of the agreements are qualified in their entirety by reference to the full text of the agreement, which form of agreement is attached hereto as Exhibit 10.

HEI has also “frozen” the accrual of benefits under its Supplemental Executive Retirement Plan (SERP), effective December 31, 2008, such that no new benefits will accrue under the SERP after such date. Ms. Lau is currently the only active participant in the SERP.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

HEI

HEI Exhibit 10	Form of Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ Curtis Y. Harada
Curtis Y. Harada Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: December 12, 2008

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